As Filed with the Securities and Exchange Commission on January 31, 2002
                                                         Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------



                               VIVENDI UNIVERSAL
            (Exact name of registrant as specified in its charter)



                  France                                    None
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)


                            42, avenue de Friedland
                         75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
                   (Address of Principal Executive Offices)
                            ----------------------

                 Houghton Mifflin Company 401(k) Savings Plan
                   Vivendi Universal Games, Inc. 401(k) Plan
                              MP3.com 401(k) Plan
      Vivendi Universal Games, Inc. Executive Deferred Compensation Plan
                             (Full Title of Plans)
                            ----------------------

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
                             Attention: President
 (Name, address and telephone number, including area code, of agent for service)

                            ----------------------

                                  Copies To:


             Faiza J. Saeed                                Elena Baxter
        Cravath, Swaine & Moore                             Bredin Prat
            Worldwide Plaza                            130, rue du Faubourg
           825 Eighth Avenue                               Saint-Honore
        New York, NY 10019-7472                         Paris, 75008 France
             (212) 474-1000                             33 (1) 44 35 35 35


                                                   CALCULATION OF REGISTRATION FEE

                Title of                     Amount         Proposed maximum       Proposed maximum     Amount of
               securities                     to be        offering price per     aggregate offering   registration
            to be registered              registered(1)        share (2)              price (2)            fee

Ordinary Shares, with a nominal value
of 5.50 per share (3)                   2,500,000 shares        $44.325            $110,812,500           $10,195

Deferred Compensation Obligations           $200,000              100%                 $200,000            $19




(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.


(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on January 30, 2002 for American Depositary Shares of the Registrant, each of which represents one Ordinary Share.

(3) The Vivendi Universal ordinary shares being registered hereby may be represented by Vivendi Universal's American Depositary Shares. A separate Registration Statement on Form F-6, as amended, has been filed in connection with Vivendi Universal's American Depositary Shares. Each of Vivendi Universal's American Depositary Shares currently represents one ordinary share of Vivendi Universal.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents previously filed with the Commission by the Registrant are hereby incorporated by reference and shall be deemed a part hereof:

               (a) Vivendi Universal's Form 20-F (File No. 001-16301) filed on July 2, 2001.

               (b) All other reports filed by the Registrant pursuant to
          Section 13(d) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's fiscal year ended December 31, 2000.

               (c) The description of Vivendi Universal ordinary shares, nominal value (U)5.50 per share, contained in the Registrant's Form F-4 filed July 9, 2001.

          All documents filed by the Registrant, the Houghton Mifflin Company 401(k) Savings Plan, the Vivendi Universal Games, Inc. 401(k) Plan, the MP3.com 401(k) Plan or the Vivendi Universal Games, Inc. Executive Deferred Compensation Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

          The Registrant has provided for the indemnification of its directors and officers with respect to general civil liability which they may incur with their activity on behalf of the Registrant.

          The Registrant maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity affiliated with the Registrant against any civil liability, loss or expense, other than liability arising out of willful misconduct.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following is filed herewith:

Exhibit Number                         Description

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on July 2, 2001 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

5.1 Internal Revenue Service ("IRS") Determination Letter with respect to qualification of the Houghton Mifflin Company 401(k) Savings Plan (formerly known as the Houghton Mifflin Company Retirement Savings Plan) under Section 401 of the Internal Revenue Code.

5.2 IRS Determination Letter with respect to qualification of the Vivendi Universal Games, Inc. 401(k) Plan (formerly known as the Sierra On-Line 401(k) Plan and Trust) under
                    Section 401 of the Internal Revenue Code.

5.3 In lieu of an IRS determination letter that the MP3.com 401(k) Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it will submit or has submitted the MP3.com 401(k)
                    Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the MP3.com 401(k) Plan.

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

23.2                Consent of RSM Salustro Reydel.

24.1                Power of Attorney.


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 31st day of January, 2002.



                                        VIVENDI UNIVERSAL


                                        By   /s/ George E. Bushnell, III
                                             ----------------------------------
                                             Name:  George E. Bushnell, III
                                             Title: Vice President

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 31st day of January, 2002.


                                    HOUGHTON MIFFLIN COMPANY 401(K)
                                    SAVINGS PLAN


                                    By  /s/ James F. Kennedy
                                       --------------------------------
                                       Name:  James F. Kennedy
                                       Title: Corporate Vice President, Benefits


                                    VIVENDI UNIVERSAL GAMES, INC. 401(K)
                                    PLAN


                                    By  /s/ Virginia P. Kelley
                                       --------------------------------
                                       Name: Virginia P. Kelley
                                       Title: VP Compensation and Benefits


                                    MP3.COM 401(K) PLAN


                                    By /s/ Anne Blanton
                                       --------------------------------
                                       Name: Anne Blanton
                                       Title: VP Human Resources

                                        VIVENDI UNIVERSAL GAMES, INC.
                                        EXECUTIVE DEFERRED COMPENSATION
                                        PLAN


                                        By  /s/ Robert A. Gunn
                                            -------------------------------
                                            Name: Robert A. Gunn
                                            Title: SVPHR Vivendi Universal Games

          We, the undersigned officers and directors of Vivendi Universal, hereby severally constitute and appoint Jean-Francois Dubos and George E. Bushnell, III (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                   Title                               Date
---------                   -----                               ----


 /s/ Jean-Marie Messier     Chairman of the Board of            January 31, 2002
-------------------------   Directors and Chief Executive
Jean-Marie Messier          Officer


 /s/ Guillaume Hannezo      Chief Financial Officer (Principal  January 31, 2002
-------------------------   Financial and Accounting
Guillaume Hannezo           Officer)

/s/ Dominique Gibert        Senior Vice President,              January 31, 2002
-------------------------   Finance (Deputy Chief Financial
Dominique Gibert            Officer)


/s/ Pierre Lescure          Director and Co-Chief Operating     January 31, 2002
-------------------------   Officer
Pierre Lescure

/s/ Eric Licoys              Director and Co-Chief Operating    January 31, 2002
---------------------------  Officer
Eric Licoys


/s/ Bernard Arnault          Director                           January 31, 2002
---------------------------
Bernard Arnault


---------------------------  Director
Jean-Louis Beffa


/s/ Edgar Bronfman, Jr.      Director and Vice-Chairman of      January 31, 2002
---------------------------  the Board of Directors
Edgar Bronfman, Jr.


---------------------------  Director
Edgar M. Bronfman


/s/ Richard H. Brown         Director                           January 31, 2002
---------------------------
Richard H. Brown


/s/ Jean-Marc Espalioux      Director                           January 31, 2002
---------------------------
Jean-Marc Espalioux


/s/ Philippe Foriel-Destezet Director                           January 31, 2002
----------------------------
Philippe Foriel-Destezet


/s/ Jacques Friedman         Director                           January 31, 2002
---------------------------
Jacques Friedmann


/s/ Esther Koplowitz         Director                           January 31, 2002
---------------------------
Esther Koplowitz


/s/ Marie-Josee Kravis       Director                           January 31, 2002
---------------------------
Marie-Josee Kravis


/s/ Henri Lachmann           Director                           January 31, 2002
---------------------------
Henri Lachmann

/s/ Samuel Minzberg          Director                           January 31, 2002
---------------------------
Samuel Minzberg


                             Director
---------------------------
Simon Murray


/s/ Serge Tchuruk            Director                           January 31, 2002
---------------------------
Serge Tchuruk


/s/ Rene Thomas              Director                           January 31, 2002
---------------------------
Rene Thomas


/s/ Marc Vienot              Director                           January 31, 2002
---------------------------
Marc Vienot


/s/ George E. Bushnell, III  Authorized Representative in the   January 31, 2002
---------------------------  United States
George E. Bushnell, III

                                 EXHIBIT INDEX


Exhibit Number                         Description
---------------                        ------------


4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on July 2, 2001 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A. The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

5.1 IRS Determination Letter with respect to qualification of the Houghton Mifflin Company 401(k) Savings Plan (formerly known as the Houghton Mifflin Company Retirement Savings Plan under Section 401 of the Internal Revenue Code.

5.2 IRS Determination Letter with respect to qualification of the Vivendi Universal Games, Inc. 401(k) Plan (formerly known as the Sierra On-Line 401(k) Plan and Trust) under
                    Section 401 of the Internal Revenue Code.

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

23.2                Consent of RSM Salustro Reydel.

24.1 Power of Attorney (included on the signature pages hereto).

                                                                   EXHIBIT 5.1



INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202

Date:  February 6, 1997                   Employer Identification Number:
                                              04-1456030
                                          File Folder Number:
                                              043002830
HOUGHTON MIFFLIN COMPANY                  Person to Contact:
222 BERKELEY STREET                           WILLIAM HUNT
BOSTON, MA 02116                          Contact Telephone Number:
                                              (718) 488-2423
                                          Plan Name:
                                              HOUGHTON MIFFLIN COMPANY
                                              RETIREMENT SAVINGS PLAN
                                          Plan Number:  003



Dear Applicant:

          We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

          Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

          The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          This determination is subject to your adoption of the proposed amendments submitted in your letter dated January 14, 1997. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

          This determination expresses an opinion on whether the amendment(s), in and of itself, affects the continued qualified status of the plan under Code section 401 and the exempt status of the related trust under section 501(a). It is not an opinion on the qualification of the plan as a whole and the exempt status of the related trust as a whole.

          This determination letter is applicable for the amendment(s) adopted on July 28, 1995.

          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

          This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                              Sincerely yours,

                                              /s/ Herbert J. Huff
                                              ----------------------------
                                              Herbert J. Huff
                                              District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
    for Employee Benefit Plans

                                                                   EXHIBIT 5.2


INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA 91755

Date:  February 21, 1995                  Employer Identification Number:
                                              77-0164293
                                          File Folder Number:
                                              911005246
SIERRA ON-LINE, INC.                      Person to Contact:
C/O JAMES E. HUNNEX                           DONNA COLLINS
5870 COLUMBIA CENTER                      Contact Telephone Number:
SEATTLE, WA 98104                             (213) 725-0164
                                          Plan Name:
                                              SIERRA ON-LINE, INC. 401(K) PLAN
                                              AND TRUST
                                          Plan Number:  001



Dear Applicant:

          We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

          Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

          The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          This determination letter is applicable for the amendment(s) adopted on 12-22-1994.

          This determination letter is applicable for the plan adopted on 9-24-1991.

          This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

          This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)- 1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

          This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

          This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

          The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                Sincerely yours,


                                                /s/ Richard R. Orosco
                                                ------------------------------
                                                Richard R. Orosco
                                                District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
    for Employee Benefit Plans
Addendum

Addendum:

SIERRA ON-LINE, INC.


This plan also satisfies the requirements of Code section 401(k).

                                                                  EXHIBIT 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-8 of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.



                                          Paris, France
                                          January 30, 2002



RSM Salustro Reydel                             Barbier Frinault & Cie
                                                A member firm of Arthur Andersen

Vivendi Universal                                               EXHIBIT 23.2
Registration Statement, Form S-8









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants of Vivendi, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed by Vivendi Universal of our report, dated March 10, 2000, relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1998 and the related consolidated statement of income, changes in shareholder's equity and cash flow for the year then ended and to all references to our Firm included in or made part of this registration statement.



                                          Paris, France
                                          January 30, 2002



                                                         RSM Salustro Reydel